Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our reports dated August 14, 2025 relating to the financial statements of Lytus Technologies Holding Ptv. Ltd., appearing in the Annual Report on Form 20-F of Lytus Technologies Holding Ptv. Ltd. for the year ended March 31, 2025 and 2024.

For, Shah Teelani & Associates (7161)

/s/ Shah Teelani & Associates

Place : Ahmedabad, India

Date : September 16, 2025